Exhibit 99.1

AVC Technologies Announces Receipt of Unsolicited Non-Binding Acquisition Proposal and Exploration of Strategic Alternatives

ATLANTA, April 7, 2021 (GLOBE NEWSWIRE) -- American Virtual Cloud Technologies, Inc. (NASDAQ: AVCT) (“AVC Technologies” or the “Company”) today announced that it has received an unsolicited non-binding proposal, subject to certain conditions, to acquire all of the issued and outstanding shares of common stock of the Company (on an as-converted and as-exercised basis) for a price of approximately $9.00 per share.

As a result, the Board of Directors has determined to commence a process to explore, review and evaluate a range of potential strategic alternatives available to the Company, including the unsolicited acquisition proposal, and intends to retain a financial advisor shortly to assist in this process.

“Our Board of Directors is committed to enhancing value for all of our stakeholders, and this review is an important and timely next step in the growth and evolution of the Company,” said Darrell J. Mays, Chairman of the Board of Directors. Xavier Williams, Chief Executive Officer of the Company, added, “While we conduct this review, we will remain focused on executing our business plan and continuing to deliver value for our customers.”

The Company’s Board of Directors has not set a timetable for this process nor has it made any decisions related to strategic alternatives, including the unsolicited proposal, at this time. No assurance can be given that the Company’s exploration of strategic alternatives, including the unsolicited proposal, will result in any change in strategy, any discussions regarding a transaction or a transaction being entered into or consummated, or if a transaction is undertaken, as to its terms, structure or timing. The Company does not expect to make further public comment regarding these matters unless and until the Board has approved a specific transaction or alternative or otherwise concludes its review of strategic alternatives.

Greenberg Traurig, LLP is acting as legal advisor to the Company.

About American Virtual Cloud Technologies

AVC Technologies makes comprehensive and innovative cloud-based UCaaS, Cybersecurity, and IT solutions simple for over 900 enterprise customers, including 350+ managed service clients. Our mission is to be your single destination partner for the white-glove delivery of reliable and secure managed cloud services, hardware, and software.

For more information, visit www.avctechnologies.com.

PRESS / ANALYST CONTACT

American Virtual Cloud Technologies, Inc.

Thomas King

+1 (404) 239-2863

info@avctechnologies.com

Caution Regarding Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the Company’s future prospects and the Board’s review of potential strategic alternatives, the timing of such review, and the possible outcomes of such review. The Company’s actual results or outcomes and the timing of certain events may differ significantly from those discussed in any forward-looking statements, including as a result of the uncertainty associated with being able to identify, evaluate and complete any strategic transaction or alternative, the impact of the announcement of the Board’s review of strategic alternatives, as well as any strategic transaction or alternative that may be pursued, on the Company’s business, including its financial and operating results and its employees and clients. These statements are based on various assumptions and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability.

Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including changes in the Company’s clients’ preferences, prospects and the competitive conditions prevailing in the industries in which the Company operates; the Company’s substantial indebtedness; risks associated with the potential effects of COVID-19 on the Company’s business; risks that the recently-acquired Kandy Communications business will not be integrated successfully; ability to retain key personnel; the potential impact of consummation of the Kandy Communications acquisition on relationships with third parties, including customers, employees and competitors; conditions in the capital markets; and those factors discussed in the Company’s annual report on Form 10-K filed with the SEC on March 31, 2021 under the heading “Risk Factors,” and other documents of the Company filed, or to be filed, with the SEC. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this report. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this document. Accordingly, undue reliance should not be placed upon the forward-looking statements.